Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of October 4, 2021, is made by and among TEAM SLEDD, LLC, a Delaware limited liability company (the “Borrower”), the guarantors party hereto, the financial institutions party hereto (together with their respective successors and assigns, the “Lenders”), and FIRST NATIONAL BANK OF PENNSYLVANIA (in its individual capacity, “FNB”), as administrative agent for the Lenders (in its capacity as “Administrative Agent”).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of March 27, 2020, by and among the Borrower, the guarantors from time to time party thereto (together with the Borrower, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders from time to time party thereto and the Administrative Agent, as amended by that First Amendment to Credit Agreement dated as of April 9, 2021 (as may be further amended, restated, amended and restated, modified or supplemented, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders (i) increase the Commitments, (ii) extend the Expiration Date, and (iii) make certain other modifications to the Credit Agreement.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

AGREEMENT

1.Definitions. All capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement and the rules of construction set forth on Schedule One, Part II of the Credit Agreement shall apply to this Amendment.

2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)The following definitions in Schedule One, Part I of the Credit Agreement are hereby amended and restated to read as follows:

““Cigarette Buy-In Election Period” shall mean, so long as no Potential Default or Event of Default exists, such period commencing upon written advance notice from the Borrower and agreed to by the Administrative Agent and Lenders (not to be unreasonably withheld); provided, however that at least twice per fiscal year at those times elected by the Borrower within the applicable fiscal year, the Cigarette Buy-In Credit Commitment shall reduce to zero and the Borrower shall repay the outstanding principal balance of all Cigarette Buy-In Loans, such that Total Credit Availability, revised to reflect that the Cigarette Buy-In Credit Commitment is zero pursuant to Section 2.01, shall not be less than zero, together with all accrued and unpaid interest thereon for a period of at least fifteen (15) consecutive days.”

““Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than twenty-five basis points (0.25%), such rate shall be deemed to be twenty-five basis points (0.25%) for purposes of this Agreement.”

““Expiration Date” shall mean March 27, 2027.”

““Inventory Availability” shall mean, at any time, an amount equal to up to seventy percent (70%) of Eligible Inventory (other than Eligible Cigarette Inventory) valued on a FIFO basis at the lower of cost or market, less such reserves as the Administrative Agent in its sole but reasonable discretion elects to establish; provided, however, Inventory Availability shall not exceed Fifty Million Dollars ($50,000,000.00). The Administrative Agent will notify Borrower in writing of any reserves it elects to establish from time to time.”

““LIBOR Rate” shall mean relative to any Interest Period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Lender as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Loan amount and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by Lender at such time (which determination shall be conclusive absent manifest error)). If such day is not a London Banking Day, the LIBOR Rate shall be determined on the next preceding day which is a London Banking Day. Notwithstanding the foregoing, if the LIBOR Rate as determined above would be less than twenty-five basis points (0.25%), such rate shall be deemed to be twenty- five basis point (0.25%) for purposes of this Agreement.”

(b)The following new definition shall be added in alphabetical order in Schedule One, Part I of the Credit Agreement as follows:

“Second Amendment Effective Date” shall mean October 4, 2021.

(c)Schedule Three of the Credit Agreement is hereby amended and restated in its entirety as attached hereto as Schedule Three.

3.Conditions of Effectiveness. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a)Execution and Delivery. Each Loan Party and each Lender shall have executed and delivered to the Administrative Agent and each Lender this Amendment and an amended and restated Successor LIBOR Interest Rate Rider to Credit Agreement. The Borrower shall have executed and delivered to FNB an amended and restated Revolving Credit Note in favor of FNB.

(b)No Violation of Laws, No Actions or Proceedings. The execution of this Amendment shall not contravene any law applicable to any Loan Party, the Administrative Agent or any Lender. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Amendment or the consummation of the transactions contemplated hereby, which in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment, or any of the other Loan Documents.

(c)Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrative Agent and the Lenders; the Administrative Agent shall have received from each Loan Party and all Lenders an executed original of this Amendment; and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and the Lenders.

(d)Secretary’s Certificates. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated as of the Second Amendment Effective Date and signed by a Responsible Officer of each of the Loan Parties (other than the Individual Guarantors), certifying as appropriate as to: (i) all action taken by such Loan Party in connection with this Amendment, the Agreement and the other Loan Documents; (ii) the names of the Responsible Officers authorized to sign this Amendment and their true signatures; and (iii) copies of its Organization Documents as in effect on the Second Amendment Effective Date certified by the appropriate state official where such documents are filed in a state office. Each Loan Party shall also deliver certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

(e)Other. There shall be delivered to the Administrative Agent such other documents in connection with this Amendment as the Administrative Agent or its counsel may reasonably request.

4.Individual Guarantors. Individual Guarantors hereby execute this Amendment to evidence their consent hereto, and Individual Guarantors hereby reaffirm their obligations set forth in the Guaranty Agreement (Individuals) and each other Loan Document given by them in connection therewith.

5.Fees and Expenses. The Borrower shall pay or cause to be paid (a) to the Administrative Agent, an amendment fee equal to $50,000 and (b) the reasonable costs and expenses of the Administrative Agent and the Lenders and the reasonable fees of the Administrative Agent’s counsel in connection with this Amendment.

6.Representations and Warranties; No Defaults. The Loan Parties, by executing this Amendment, hereby certify and confirm, on a joint and several basis, that as of the date hereof and after giving effect to this Amendment: (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Loan Party and will not violate such Loan Party’s Organization Documents, the JV Documents or the AMCON Loan Documents, as applicable; (b) the representations and warranties of such Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein); (c) no Event of Default or Potential Default under the Credit Agreement has occurred and is continuing or exists which will not be cured or expressly waived hereunder by the execution and effectiveness of this Amendment; and (d) the Credit Agreement (as amended by this Amendment), the AMCON Subordination Agreement, the FNB Intercreditor Agreement and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.Consents and Approvals. The Loan Parties represent and warrant that, to the extent any consent, approval, order or authorization or registration, declaration or filing with any governmental authority or other person or legal entity is required in connection with the valid execution and delivery by any Loan Party of this Amendment or the carrying out or performance of any of the transactions required or contemplated by this Amendment, all such consents, approvals, orders or authorizations shall have been obtained or all such registrations, declarations or filings shall have been accomplished prior to the consummation of this Amendment.

8.Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

9.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument, and delivery of executed signature pages hereof by telecopy or other electronic transmission from one party to another shall constitute effective and binding execution and delivery, respectively, of this Amendment by such party.

10.Force and Effect. Except as expressly modified by this Amendment, the Credit Agreement, the Intercreditor Agreement and the other Loan Documents are hereby ratified and confirmed by each Loan Party and shall remain in full force and effect after the date hereof. The parties hereto do not amend or waive any provisions of the Credit Agreement, the Intercreditor Agreement or any of the other Loan Documents except as expressly set forth herein. Each of the Administrative Agent and the Lenders expressly reserves any and all rights and remedies available to it under the Credit Agreement (except solely to the extent expressly waived hereby), the Intercreditor Agreement, the other Loan Documents, or any other agreement, or at law or in equity, or otherwise; and, except as expressly provided herein, no other waiver, consent, or amendment is made or implied hereby.

11.Governing Law. This Amendment shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws principles including matters of construction, performance and enforcement.

12.Release; Indemnification.

(a)Release. In further consideration of the Administrative Agent’s and the Lenders’ execution of this Amendment, each Loan Party, individually and on behalf of its respective successors (including any trustees acting on behalf of such Loan Party, and any debtor- in-possession with respect to such Loan Party), assigns, subsidiaries and affiliates, hereby forever releases the Administrative Agent and each Lender and their respective successors, assigns, parents, subsidiaries, and affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that such Loan Party has or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the Second Amendment Effective Date (including with respect to the Obligations, any Collateral and any third parties liable in whole or in part for the Obligations). This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement (as amended or modified by this Amendment) or the other Loan Documents.

(b)Related Indemnity. Each Loan Party hereby agrees that its release of the Releasees set forth in Section 12(a) shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of such Loan Party or any parent, subsidiary or affiliate of such Loan Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith; provided, that no Loan Party shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s bad faith, gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement (as amended by this Amendment) and the other Loan Documents.

13.Amendment as Loan Document. The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written to be effective on the Second Amendment Effective Date with the intention that this Amendment shall constitute a sealed instrument.

BORROWER:.

TEAM SLEDD, LLC

By:	/s/ S. Randall Emanuelson (SEAL)
Name:	S. Randall Emanuelson
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

GUARANTORS:

/s/ S. Randall Emanuelson
S. RANDALL EMANUELSON, an individual

/s/ Robert M. Sincavich
ROBERT M. SINCAVICH, an individual

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDER:

FIRST NATIONAL BANK OF PENNSYLVANIA,
as Administrative Agent and as a Lender

By:	/s/Paul Palacios
Name:	Paul Palacios
Title:	Vice President